Exhibit 99.2

Lubbock Energy Partners, LLC

Financial Statements

For the nine months ended September 30, 2021 and 2020

Lubbock Energy Partners, LLC

Lubbock Energy Partners, LLC

Unaudited Condensed Balance Sheets

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$135,335	$194,130
Oil and gas sales receivable	729,930	237,281
Other receivables	244	152,473
Receivable from related parties	37,500	-
Prepaid expenses	27,000	-
Total current assets	930,009	583,884

Oil and gas properties:
Oil and gas properties, at cost, using the full cost method	17,281,094	17,281,094
Less accumulated depreciation, depletion, amortization and impairment	(9,705,976)	(8,665,806)
Net oil and gas properties	7,575,118	8,615,288
Total assets	$8,505,127	$9,199,172

Liabilities and members’ equity
Current liabilities:
Accounts payable	$62,693	$222,359
Accrued liabilities	257,119	16,707
Payable to related parties	232,508	22,717
Total current liabilities	552,320	261,783
Asset retirement obligations	3,798,386	3,584,349
Total liabilities	4,350,706	3,846,132

Commitments and contingencies	-	-

Members’ equity	4,154,421	5,353,040
Total liabilities and members’ equity	$8,505,127	$9,199,172

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Lubbock Energy Partners, LLC

Unaudited Condensed Statements of Operations

	For the nine months ended September 30,
	2021	2020
Revenue -
Oil and gas (Note 5)	$6,091,601	$1,177,616

Operating expenses:
Lease operating expense (Note 5)	1,976,930	673,729
Production taxes and transportation costs (Note 5)	339,851	76,136
Depreciation, depletion and amortization	1,040,170	284,381
Accretion	214,037	146,381
Impairment	-	2,406,109
General and administrative - related parties	219,754	122,837
General and administrative	310,517	21,747
Total costs and expenses	4,101,259	3,731,320

Income (loss) before income tax	1,990,342	(2,553,704)

Income tax provision	-	2,809
Net income (loss)	$1,990,342	$(2,556,513)

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Lubbock Energy Partners, LLC

Unaudited Condensed Statements of Changes in Members’ Equity

Balance at January 1, 2020	$3,765,844
Equity distributions	(270,000)
Net loss	(2,556,513)
Balance at September 30, 2020	$939,331

Balance at January 1, 2021	$5,353,040
Equity distributions	(3,188,961)
Net income	1,990,342
Balance at September 30, 2021	$4,154,421

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Lubbock Energy Partners, LLC

Unaudited Condensed Statements of Cash Flows

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,990,342	$(2,556,513)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion and amortization	1,040,170	284,381
Accretion	214,037	146,381
Impairment	-	2,406,109
Changes in assets and liabilities:
Accounts receivable	(377,920)	223,539
Prepaid expenses	(27,000)	-
Accounts payable	(159,666)	179,905
Payable to related parties	209,791	(40,504)
Accrued liabilities	240,412	(43,793)
Net cash from operating activities	3,130,166	599,505

Cash flows from investing activities -
Purchases of oil and gas properties	-	(5,000)

Cash flows from financing activities -
Distributions to members	(3,188,961)	(270,000)

Net change in cash	(58,795)	324,505

Cash at beginning of period	194,130	251,099
Cash at end of period	$135,335	$575,604

Supplemental cash flow information:
Cash paid for taxes	$-	$27,817
Non-cash investing and financing activities:
Oil and gas properties acquired for note receivable	-	1,100,000
Asset retirement obligations assumed in acquisitions	-	2,046,229

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Lubbock Energy Partners, LLC

Notes to Unaudited Condensed Financial Statements

1. Organization and Significant Accounting Policies

Organization – Lubbock Energy Partners, LLC (the “Company”) was formed as a Texas Limited Liability Company on January 17, 2017. The Company’s principal business activities are focused on the acquisition and development of oil and gas properties in the United States. Our fiscal year-end is December 31.

Basis of Presentation – These interim financial statements are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain disclosures have been condensed or omitted from these financial statements. Accordingly, they do not include all the information and notes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements, and should be read in conjunction with our audited financial statements and notes thereto for the year ended December 31, 2020.

In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary to fairly present the financial position as of, and the results of operations for, all periods presented. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the condensed financial statements and disclosures of contingencies. Actual results may differ from those estimates. The results for interim periods are not necessarily indicative of annual results.

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates include (i) oil and gas reserves that are used in the calculation of depreciation, depletion, amortization and impairment of the carrying value of oil and gas properties; (ii) production and commodity price estimates used to record oil and gas sales receivables; and (iii) the cost of future asset retirement obligations. The Company evaluates its estimates on an on-going basis and bases its estimates on historical experience and on various other assumptions we believe to be reasonable. Due to inherent uncertainties, including the future prices of oil and gas, these estimates could change in the near term and such changes could be material.

2. Oil and Gas Properties

2020 Acquisitions – In May 2020, we acquired a property interest located in Cochran County, Texas for cash totaling $5 thousand. We recognized associated asset retirement obligations of $1.1 million for this acquisition.

Separately in June 2020, we acquired an additional interest in an existing property located in Karnes County, Texas by foreclosure of the $1.1 million note receivable from a third-party issued to us in 2019.

Ceiling Test Impairments – We recognized an impairment of $2.4 million in 2020 for the excess of the net book value of our oil and gas properties above the cost center ceiling limitation.

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3. Asset Retirement Obligations

The following table summarizes the changes in ARO (in thousands):

Balance at January 1, 2020	$1,227
ARO assumed in acquisitions	2,046
Accretion	146
Balance at September 30, 2020	$3,419

Balance at January 1, 2021	$3,584
Accretion	214
Balance at September 30, 2021	$3,798

4. Commitments and Contingencies

Litigation – From time to time, the Company may be subject to litigation or other claims in the normal course of business.

5. Related Party Transactions

Our oil and gas properties within the Eagle Ford Basin are operated on our behalf by Caldera Operating Company LLC (“Caldera”), an entity controlled by a Member. Our oil and gas properties within the Permian Basin are operated on our behalf by Extex Operating Company (“Extex”), an entity controlled by another Member. All revenues, lease operating expenses, and production taxes and transportation costs are processed by Caldera or Extex and settled monthly.

We pay Caldera and Extex administrative fees as operators of our properties. During the nine months ended September 30, 2021, Caldera was paid administrative fees totaling $133 thousand and Extex was paid $86 thousand. During the nine months ended September 30, 2020, Caldera was paid administrative fees totaling $62 thousand and Extex was paid $61 thousand.

At September 30, 2021 and December 31, 2020, payable to related parties includes $233 thousand and $22 thousand, respectively, for reimbursement of expenses for our oil and gas properties.

6. Subsequent Events

The Company has evaluated events and transactions subsequent to the balance sheet date and through March 1, 2022, the date the financial statements were available to be issued.

On October 4, 2021, we entered into Purchase and Sale Agreement with U.S. Energy Corp. (“U.S. Energy”) for the sale of all of our oil and gas properties. The transaction also included certain wells, contracts, technical data, records, personal property and hydrocarbons associated with the assets being sold. This transaction was completed on January 5, 2022 for a total purchase price of $125,000 in cash and 6,568,828 shares of U.S. Energy’s common stock.

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